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                  PARTIAL OPTION TERMINATION AGREEMENT RE: HUNTER



     THIS AGREEMENT, which is effective as of December 9, 1998, is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation (herein called the "Company"), and Samuel E. Hunter (herein called "Optionee").

     WHEREAS, pursuant to the Company's 1996 Nonqualified Stock Option Plan (the "1996 Plan"), the Company has heretofore granted to Optionee the option to purchase 30,000 shares of the common stock, par value $.10 per share (the "Common Stock"), of the Company; and

     WHEREAS, the Company's 1998 Nonqualified Stock Option Plan (the "1998 Plan") (the 1996 Plan and the 1998 Plan are collectively referred to herein as the "Plans"), the Company has heretofore granted to Optionee the option to purchase 10,000 shares of Common Stock (the options granted to Optionee under the Plans are collectively referred to herein as the "Existing Options"); and

     WHEREAS, the parties hereto have previously entered into that certain (a) Stock Option Agreement Re: Hunter (the "1996 Option Agreement") which is dated and effective as of December 27, 1996, and (b) Stock Option Agreement (1998) Re:
Hunter (the "1998 Option Agreement") which is dated and effective as of April 29, 1998; and

     WHEREAS, the Optionee has heretofore exercised options on 5,000 shares of Common Stock granted to him pursuant to the 1996 Option Agreement; and

     WHEREAS, the Board of Directors of the Company have granted to the Optionee additional options pursuant to the 1998 Non-Employee Directors Option Plan (the "Directors Option Plan"); and

     WHEREAS, the parties hereto have entered into this Agreement for the purpose of terminating certain of the Existing Options.

     NOW THEREFORE, in consideration of the premises, it is agreed as follows:

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     1.   The parties hereto acknowledge that, as of December 31, 1998, the
Optionee's options under the 1996 Option Agreement and the 1998 Option Agreement were (a) fully vested (the "Vested Options") as to 20,000 shares of Common Stock (exclusive of options previously exercised), and (b) were not vested (the "Unvested Options") as to 15,000 shares of Common Stock.

     2. Subject to the terms of this Agreement, the Unvested Options (a) are hereby deemed to be terminated and of no further force and effect, and (b) may not hereafter be exercised by the Optionee pursuant to the terms of the 1996 Option Agreement, the 1998 Option Agreement, or otherwise.

     3. Subject to the terms hereof, (a) the 1996 Option Agreement shall continue in full force and effect with respect to the Vested Options, and (b) the 1998 Option Agreement is terminated.

     4. This Agreement is subject to and conditioned upon approval of the Directors Option Plan by the shareholders of the Company at the Company's 1999 Annual Meeting of Shareholders.

     5. This Agreement shall be binding upon and inure to the benefit of the Company, and its representatives, successors and assigns, and the Optionee and his or her legal representative (to the extent expressly permitted).

     6. This Agreement may be executed in multiple counterparts with each counterpart constituting an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on March ___, 1999, but effective as of December 9, 1998.


                                       DIVERSIFIED CORPORATE RESOURCES, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       OPTIONEE:

                                       ---------------------------------------
                                       Samuel E. Hunter